Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARAUSTAR INDUSTRIES, INC.
(Exact name of registrant, as specified in its charter)

North Carolina	58-1388387
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3100 Joe Jerkins Boulevard
Austell, Georgia 30106
(770) 948-3101
(Address and Telephone Number of Principal Executive Offices)

Caraustar Industries, Inc.
Employees’ Savings Plan
 (Full Title of the Plan)

Ronald J. Domanico
Vice President and
Chief Financial Officer
Caraustar Industries, Inc.
3100 Joe Jerkins Boulevard
Austell, Georgia 30106
(Name and address of agent for service)
(770) 948-3101
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum	Amount Of
Of Securities To Be	Amount To Be	Offering Price Per	Aggregate Offering	Registration
Registered	Registered	Unit(2)	Price(2)	Fee

Common Stock, par value $.10 per share, including rights to purchase Common Stock thereunder and associated preferred stock purchase rights(3)	800,000 (1)	$8.16	$6,528,000.00	$529.00

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	In accordance with Rule 457(h)(1) of Regulation C, the proposed maximum offering price per share is computed on the basis of the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market System on June 11, 2003.

(3)	Each share of Common Stock issued by the Company has one attached preferred stock purchase right under the Amended and Restated Rights Agreement dated as of May 24, 1999, between the Company and its Rights Agent.

INCORPORATION BY REFERENCE

      This registration statement registers 800,000 additional shares of Common Stock of Caraustar Industries, Inc., including purchase rights granted with respect to such Common Stock and associated preferred stock purchase rights, under the Caraustar Industries, Inc. Employees’ Savings Plan, for which shares and rights have previously been registered on Form S-8 (Registration No. 33-77682) (the “Prior Registration Statement”). The contents of the Prior Registration Statement are incorporated by reference into this registration statement.

SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia on June 12, 2003.

CARAUSTAR INDUSTRIES, INC

By:	/s/ Ronald J. Domanico

Ronald J. Domanico Vice President and Chief Financial Officer

      The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Caraustar Industries, Inc. Employees’ Savings Plan has caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 12, 2003.

CARAUSTAR INDUSTRIES, INC. EMPLOYEES’ SAVINGS PLAN

By:	/s/ Barry A. Smedstad

Barry A. Smedstad Chairman, Administrative Committee

2

POWER OF ATTORNEY

      Each undersigned director and officer of Caraustar Industries, Inc. hereby constitutes and appoints Ronald J. Domanico and Thomas V. Brown, and each of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact and agents, for him and his name, place, and stead, in any and all capacities, to sign on his behalf any and all amendments (including post-effective amendments and amendments thereto) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to de done in and about the premises as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that such attorneys-in-fact or agents, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 12, 2003.

SIGNATURE	TITLE

/s/ Thomas V. Brown Thomas V. Brown	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ William A. Nix, III William A. Nix, III	Vice President, Treasurer and Controller (Principal Accounting Officer)

/s/ Ronald J. Domanico Ronald J. Domanico	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Russell M. Robinson, II Russell M. Robinson, II	Chairman of the Board of Directors

/s/ Bob M. Prillaman Bob M. Prillaman	Director

/s/ Ralph M. Holt, Jr. Ralph M. Holt, Jr.	Director

James H. Hance, Jr.	Director

/s/ Robert J. Clanin Robert J. Clanin	Director

/s/ James E. Rogers James E. Rogers	Director

Dennis M. Love	Director

/s/ Michael J. Keough Michael J. Keough	Director

3

EXHIBIT INDEX

		Filed herewith(*)
		or Incorporated
		by Reference
Exhibit		from Previous	Company Reg. No.
Number	Description	Exhibit Number	or Report

4.01	Amended and Restated Articles of Incorporation of the Company	3.01	Form 10-K for the year ended December 31, 1992 (SEC File No. 0-20646)

4.02	Third Amended and Restated Bylaws of the Company, dated May 27, 1999	3.02	Form 10-K/A, for the year ended December 31, 2001 (SEC File No. 0-20646)

4.03	Specimen Stock Certificate	4.01	Registration Statement on Form S-1 (SEC File No. 33-50582)

4.04	Articles 3 and 4 of the Company’s Amended and Restated Articles of Incorporation (included in Exhibit 4.01)

4.05	Article II of the Company’s Third Amended and Restated Bylaws (included in Exhibit 4.02)

4.06	Amended and Restated Rights Agreement, dated as of May 24, 1999, between the Company and The Bank of New York as Rights Agent	10.1	Form 8-K dated June 1, 1999 (SEC File No. 0-20646)

4.07	Indenture, dated as of June 1, 1999, between the Company and the Bank of New York, as Trustee, regarding the Company’s 7 3/8% Notes due 2009	4.05	Form 10-Q for the quarter ended June 30, 1999 (SEC File No. 0-20646)

4.08	First Supplemental Indenture, dated as of June 1, 1999, between the Company and The Bank of New York, as Trustee	4.06	Form 10-Q for the quarter ended June 30, 1999 (SEC File No. 0-20646)

4.09	Second Supplemental Indenture, dated as of March 29, 2001, between the Company, the Subsidiary Guarantors and The Bank of New York, as Trustee	4.07	Form 10-K for the year ended December 31, 2000 (SEC File No. 0-20646)

4.10	Caraustar Industries, Inc. Employees’ Savings Plan (including amendments)	*

5.01	Opinion of Robinson, Bradshaw & Hinson, P.A.	*

23.01	Consent of Deloitte & Touche LLP	*

23.02	Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a).#

23.03	Consent of Robinson, Bradshaw & Hinson, P.A. (included in Exhibit 5.1)	*

24.01	Powers of Attorney (included on signature page)	*

99.01	Internal Revenue Service Determination Letter for the Caraustar Industries, Inc. Employees’ Savings Plan	*

#	Because the Company has not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to the incorporation by reference into this registration statement of their reports included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, the Company has dispensed with the filing of their consent in reliance on Rule 437a under the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of their report in this registration statement, you may not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statement of a material fact contained in the Company’s financial statements audited by Arthur Andersen LLP or any omission to state a material fact required to be stated in those financial statements. Additional information regarding the risks associated with the Company’s former engagement of Arthur Andersen LLP as its independent auditors is contained in the Company’s periodic reports filed with the Securities and Exchange Commission.

4